Exhibit 4.2

      THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY STATE SECURITIES LAWS OR ANY OTHER SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RECEIPT OF ALL NECESSARY STATE AND FOREIGN APPROVALS OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO ALTAIR INTERNATIONAL INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


No. __                                                              $_________

         5% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 29, 2001


      THIS CONVERTIBLE SUBORDINATED DEBENTURE ("Debenture") is one of a duly authorized issue of Debentures of Altair International Inc., a corporation duly incorporated under the laws of the Province of Ontario, Canada and having its principal address at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 (the "Company"), designated as its 5% Convertible Subordinated Debentures Due December 29, 2001 in an aggregate principal amount not exceeding Ten Million U.S. Dollars (U.S. $10,000,000) (the "Debentures").

      FOR VALUE RECEIVED, the Company promises to pay to the order of___________ _______________________, having an address at__________________________________, the holder hereof, or its registered assigns (the "Holder"), the principal sum of _____________ United States Dollars (U.S. $_________) on December 29, 2001
(the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture, at the rate of 5% per annum. At the option of the Company, interest shall be payable in arrears annually on December 29 of each year, commencing on December 29, 1998 (each such date, an "Interest Payment Date") and on the Maturity Date. Interest shall be calculated based on a 360 day year. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance and shall continue until the following Interest Payment Date. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the close of business on the record date for interest payable on such Interest Payment Date; provided, however, that the Company's

Exhibit 4.2

obligation to a permitted transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Purchase Agreement, dated as of December 24, 1997, among the Company and the purchasers of the original issue of the Debentures (as amended from time to time and in effect, the "Purchase Agreement"). The record date for any interest payment is the close of business on the date fifteen days prior to the Interest Payment Date, unless such date shall not be a business day, in which case on the next preceding business day. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States or Canadian income tax laws as evidenced by an opinion of counsel of the Company.

      The principal of this Debenture is payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. At the option of the Company, the interest on this Debenture is payable either (i) in United States Dollars or
(ii) in shares of Common Stock (as defined in Paragraph 3) at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time; for purposes of clause (ii), the value of one share of Common Stock shall be, on the Interest Payment Date, the Maturity Date or on the date of conversion of the Debenture pursuant to Paragraph 5 hereof, as applicable, the lesser of (i) an amount that is equal to ninety-two percent (92%) of the average Market Price for one share of Common Stock for the five trading days immediately preceding such date, and (ii) the Ceiling (as defined in Paragraph 3).

      This Debenture is subject to the following additional provisions:

      1. Subordination to Senior Indebtedness. The Company covenants and agrees, and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures, including the principal of, premium, if any, on and interest thereon, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness of the Company, whether now outstanding or hereinafter incurred, and each holder of Debentures, by his acceptance thereof, agrees to and shall be bound by the provisions of this Paragraph 1.

        (a) "Senior Indebtedness" shall mean the principal of and premium, if any, on and interest on the following, whether outstanding at the date hereof or hereafter issued, created, incurred or assumed:

        (i) any indebtedness of the Company, and any indebtedness of another entity for the payment of which the Company is at the time of determination responsible or liable as guarantor or otherwise, which indebtedness in either case (x) is for money borrowed, including, but without limitation, indebtedness for money borrowed from entities which engage in lending money such as banks, trust companies, insurance

Exhibit 4.2

      companies and other financing institutions, (y) is for the payment of the purchase price of property or assets purchased (whether by the Company or another entity), or (z) is a direct or indirect obligation which arises as a result of drawings under bank letters of credit issued to secure obligations of the Company, or others, whether contingent or otherwise; and

        (ii) any indebtedness of the Company on its commercial paper.

        (b) Upon any distribution of the assets of the Company upon any dissolution, winding up or total liquidation or reorganization relative to the Company or to its property (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise),

        (i) all principal of (premium, if any) and interest on all Senior Indebtedness (including interest thereon accruing after the commencement of any bankruptcy or insolvency proceedings) shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of, premium, if any, or interest on the Debentures;

        (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures to which the holders of the Debentures would be entitled except for the provisions of this Paragraph 1, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the holders of Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

        The Company shall give prompt written notice to the holders of the Debentures of any dissolution, winding up, total liquidation or reorganization of the Company within the meaning of this Paragraph 1(b). Upon any payment or

Exhibit 4.2

distribution of assets of the Company referred to in this Paragraph 1(b), the holders of the Debentures shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 1(b).

        (c) In the event that the Debentures shall be accelerated because of the occurrence of an Event of Default hereunder, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

        (d) In the event that any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all indebtedness of the nature of Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures shall be received by the holders of the Debentures in contravention of Paragraphs 1(b) or 1(g) before all Senior Indebtedness is paid in full, or provision made for its payment in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

        (e) After all Senior Indebtedness is paid in full, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Debentures and interest shall be paid in full, and for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities, which otherwise would be payable or distributable to the holders of the Debentures, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Paragraph 1 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Exhibit 4.2


        (f) Nothing contained in this Paragraph 1 or elsewhere in this Debenture or in the Purchase Agreement is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of the Debentures, premium, if any, and interest thereon, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Paragraph 1 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        (g) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of the Debentures, premium, if any, or interest thereon, or in respect of any redemption, retirement, purchase or other acquisition of any of the Debentures, and no holder of any Debentures shall be entitled to demand or receive any such payment (i) unless all amounts then due and payable for principal of (premium, if any) and interest on all Senior Indebtedness shall have been paid in full or (ii) if at the time of such payment or after giving effect thereto there shall have occurred and be continuing any event of default under any Senior Indebtedness or under any agreement or indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued and the maturity of such Senior Indebtedness shall have been accelerated as a result of such default.

        Notwithstanding the foregoing, the Company may make payments on account of the principal of, premium, if any, or interest on the Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Debentures when (a) the Company has received a notice of a default or an event of default under any agreement governing Senior Indebtedness (other than notice of a default or event of default relating to payment of principal or interest, either at maturity, upon redemption, by acceleration or otherwise) (the receipt of such notice being referred to herein as a "Blockage Event"), and
(b) 179 days pass after the earliest date on which such notice was given with respect to such default or event of default (the "Payment Blockage Period"), so long as this Paragraph 1 otherwise permits payment at that time; provided, however, that only one Payment Blockage Period may be commenced within any consecutive 365-day period with respect to the Debentures. For purposes of this paragraph, no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by a representative of such Senior Indebtedness, whether or not within a period

Exhibit 4.2

of 365 consecutive days unless such event of default shall have been cured or waived for not less than 90 consecutive days.

      2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only (a) in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, (b) as expressly permitted by the Purchase Agreement, and (c) in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

      3. Definitions. For purposes hereof, the following terms shall have the following meanings:

        "Ceiling" shall mean an amount that is equal to the lesser of (x) $14.36875 or (y) $14.7125, which represents 110% of the Market Price for one share of Common Stock on the day immediately preceding the Closing Date; provided, however, that the Ceiling shall increase by an additional $0.50 on each of the second and the third anniversaries of the Closing Date.

        "Closing Date" shall mean the date of original issuance of this Debenture.

        "Common Stock" shall mean the Common Shares, no par value, of the Company.

        "Conversion Date Market Price" shall mean, at any Holder Conversion Date or Forced Conversion Date, as the case may be, the lesser of (i) an amount that is equal to ninety-two percent (92%) of the average Market Price for one share of Common Stock for the five trading days immediately preceding the date of a Conversion Notice, and (ii) the Ceiling.

        "Conversion Deficiency" shall have the meaning set forth in Paragraph 9(b).

        "Conversion Notice" shall have the meaning set forth in Paragraph 5(c)

        "Conversion Rate" shall have the meaning set forth in paragraph 5(b).

        "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable  securities  (other than  shares or options  issued or which may be

Exhibit 4.2

issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the SEC Documents (as defined in the Purchase Agreement)).

        "Event of Default" shall have the meaning set forth in Paragraph 17.

        "Forced  Conversion  Date" shall have the meaning set forth in Paragraph
(5)(c)(ii).

        "Forced Conversion Notice" shall have the meaning set forth in Paragraph
(5)(c)(ii).

        "Holder Conversion Date" shall have the meaning set forth in Paragraph 5(c)(i).

        "Market Price" shall mean, as of any relevant date, the price of one share of Common Stock determined as follows:

                  (i) If the Common Stock is listed on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, the closing price on the relevant date, as reported by Bloomberg Financial Markets; or

                  (ii) If (i) does not apply but the Common Stock is listed on any other securities exchange or automated quotation system, the closing bid price on the relevant date, as reported by Bloomberg Financial Markets; or

                  (iii) If neither (i) nor (ii) applies, but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the lowest sales price on the relevant date, as reported by Bloomberg Financial Markets; or

                  (iv) If none of clause (i), (ii) or (iii) above applies, the market value as determined by an independent nationally recognized investment banking firm or financial advisor retained in good faith by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

        "Minimum Number of Shares" shall mean, at any time, the sum of (i) the number of shares of Common Stock issued prior to such time upon conversion of all or any part of the Debentures, plus (ii) the number of shares (as may be adjusted in accordance with the terms hereof) of Common Stock issuable at such time upon conversion of the Debentures (without giving effect to any applicable conversion restrictions), minus (iii) the number of shares of Common Stock described in clause (i) above that have been sold prior to such time by the Holders pursuant to a registration statement or Rule 144.

Exhibit 4.2

        "Outstanding Amount" shall mean the principal sum outstanding under this Debenture and all accrued but unpaid interest thereon.

        "Redemption Date" shall have the meaning set forth in Paragraph 6(a).

        "Redemption Debentures" shall have the meaning set forth in Paragraph 6(d).

        "Redemption Price" shall have the meaning set forth in Paragraph 6(c).

        "Registration Rights Agreement" shall have the meaning set forth in the Purchase Agreement.

        Other terms defined in the Purchase Agreement and not otherwise defined herein shall have the same meanings herein as are set forth for such terms in the Purchase Agreement.

      4.    Intentionally Omitted.

      5.    Conversion. This Debenture is subject to conversion as follows:
            ----------

        (a) (i) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time after the Closing Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock; provided that the Conversion Date Market Price is greater than the Ceiling. During the periods set forth below, if the Conversion Date Market Price is less than the Ceiling, no Holder may convert more than the following percentages of the original principal amount of all Debentures held by all Holders:

                   Date                                  Percentage
                   ----                                  ----------

      1 to 45 days after Closing Date                         0%
      46 to 90 days after Closing Date                       25%
      91 to 135 days after Closing Date                      50%
      136 to 180 days after Closing Date                     75%
      181 days after Closing Date and thereafter            100%

The foregoing conversion restrictions shall immediately terminate, and the Holder shall be permitted to convert all or any part of this Debenture without regard to the conversion restrictions, upon the occurrence of any Event of Default, Paragraph 4 Transaction or upon the commencement by any person (other than the Holder) of any tender offer for shares of Common Stock.

Exhibit 4.2

                  (ii) Company's Right to Force Conversion. (A) The Company may require conversion of all or any part of the Outstanding Amount of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock; provided, that

                        (1) prior to the date on which the Company may require such conversion, the Registration Statement contemplated by the Registration Rights Agreement shall have been declared effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) and shall permit the sale thereunder of not less than the Minimum Number of Shares;

                        (2) the Registration Statement shall be effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) as of the date of delivery of the Forced Conversion Notice and on each trading day commencing with the date of delivery of the Forced Conversion Notice and ending on the Forced Conversion Date for the sale thereunder of not less than the Minimum Number of Shares;

                        (3) the average closing price per share of Common Stock for the five trading days immediately preceding the delivery of the Forced Conversion Notice shall have been greater than or equal to 130% of the Ceiling;

                        (4) (A) no Event of Default as specified in Section 17(c), (d), (e), (f), (g) or (h) shall have occurred prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 17(a) or (b) shall have occurred and be continuing as of the Forced Conversion Date;

                        (5) no Conversion Deficiency shall have occurred prior to the Forced Conversion Date; and

                        (6) any such required conversion shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

            (B) Notwithstanding clause (A) of this Paragraph 5(a)(ii), after the second anniversary of the Closing Date, the Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock; provided, that

                        (1) (A) no Event of Default as specified in Section 17(c), (d), (e), (f), (g) or (h) shall have occurred prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 17(a) or (b) shall have occurred and be continuing as of the Forced Conversion Date;

Exhibit 4.2


                        (2) no Conversion Deficiency shall have occurred prior to the Forced Conversion Date; and

                        (3) any such required conversion shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

                  (iii) Automatic Conversion. At the Maturity Date, the Outstanding Amount of this Debenture plus any unpaid charges or amounts shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted, and except for any portion of this Debenture which cannot be converted because of the limitations contained in Paragraphs 5(d) and 9(b), this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion.

                  (iv) Accrued But Unpaid Interest. Notwithstanding anything in this Debenture to the contrary, the Outstanding Amount of this Debenture on any Holder Conversion Date or any Forced Conversion Date, as the case may be, shall include, without limitation, all accrued but unpaid interest under this Debenture through such date.

            (b) Conversion Price for Holder Converted Shares. The Outstanding Amount of this Debenture shall be convertible into the number of validly issued, fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

                                     P + I
                          -------------------------
                         Conversion Date Market Price

         P =    principal amount of this Debenture submitted for conversion

         I = accrued but unpaid interest on the principal amount of this Debenture submitted for conversion plus any unpaid charges or amounts through the Holder Conversion Date or Forced Conversion Date, as the case may be.

      The number of shares of Common Stock into which the Outstanding Amount of this Debenture may be converted pursuant to this paragraph is herein referred to as the "Conversion Rate."

                  (c) (i) Mechanics of Conversion by Holder. In order to convert this Debenture (in whole or in part) into shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or two-day courier, to the Company, and, in case of any conversion pursuant to

Exhibit 4.2

Paragraph 5(a)(i), shall give written notice in the form of Exhibit A hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company that the Holder elects to convert all or the portion of the Outstanding Amount of this Debenture specified therein, which notice and election shall be irrevocable by the Holder unless the Company shall default in or fail to fulfill any or all of its obligations arising hereunder or otherwise by reason of such notice or election, in which case, in addition to and not in lieu of any and all other rights and remedies to which the Holder may thereby be and become entitled, such notice and election, by further notice to the Company may be revoked and rescinded at the election of the Holder exercised in its sole discretion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless this Debenture with evidence of the principal amount hereof to be converted is delivered to the Company as provided above, or the Holder notifies the Company that this Debenture has been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with this Debenture; and provided, further, that each Conversion Notice shall provide for the Holder's election to convert either (A) at least $250,000 of the Outstanding Amount of this Debenture, or (B) if such Outstanding Amount shall then be less than $250,000, the entire Outstanding Amount. The date on which a Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, as evidenced by a printed confirmation of receipt received by the Holder and confirmed by telephone conference between the Holder and the Company. Upon receipt of any Conversion Notice, the Company shall immediately verify the Holder's calculation of the Conversion Rate. Unless the Company objects, in writing, to the Holder's calculation within four (4) business days after the Holder Conversion Date, the Company will be deemed to have accepted such calculation.

                (ii) Mechanics of Forced Conversion by Company. In order to require conversion of this Debenture pursuant to Paragraph 5(a)(ii), the Company shall give written notice in the form of Exhibit B hereto, appropriately completed (the "Forced Conversion Notice"), by facsimile (with the original of such notice forwarded with the foregoing courier) to each Holder of Debentures. Such Forced Conversion Notice shall state that the Company elects to force conversion of all or a specified portion of the Outstanding Amount of the Debentures of each Holder, which notice and election shall be irrevocable by the Company and shall be delivered at least 10 trading days prior to the date of conversion specified in the Forced Conversion Notice (the "Forced Conversion Date"). Each Holder will, within two business days after the Forced Conversion Date, to the extent the Debenture has not been converted by such Holder prior to the Forced Conversion Date, deliver such Debenture evidencing the Outstanding Amount of such Debenture to be converted to the Company, duly endorsed, by either overnight courier or two-day courier, or notify the Company that such Debenture has been lost, stolen or destroyed and promptly execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss

Exhibit 4.2

which may be incurred by it in connection with such Debenture. Notwithstanding anything herein to the contrary, any Holder may convert any portion of its Debentures prior to the Forced Conversion Date.

               (iii) Issuance of Certificates. In the case of any Conversion Notice given by the Holder or any Forced Conversion Notice given by the Company, the Company shall use its best efforts to cause the Company's transfer agent for the Common Stock to issue and deliver as promptly as practicable and in no event later than two (2) business days after delivery to the Company of the Debenture, or after receipt of such agreement and indemnification, to such Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion or forced to convert, as the case may be. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or the Forced Conversion Date, as the case may be. If the Company shall not have the requisite number of shares of Common Stock issuable upon conversion of the Debentures by any Holder, then, without limiting the Company's obligation to convert all of the Debentures, such conversion shall be made for each Holder, pro rata according to the portion of the total Outstanding Amount of the portion of the Debentures sought to be converted. At the Holder's option, the request for conversion by the Holder or the required conversion by the Company shall be null and void for any portion of the Debentures for which the Company does not have shares of Common Stock issuable upon conversion as of the Holder Conversion Date or the Forced Conversion Date.

      6.  Redemption.
          -----------

            (a) Company Option To Redeem. Any portion of this Debenture may be redeemed at the Company's option expressed by a written notice (a "Redemption Notice") to the Holder; provided that

                  (i) the closing price per share of Common Stock for each of the ten (10) consecutive trading days immediately preceding the delivery of the Redemption Notice shall have been less than $6.50 per share, such price to be proportionately adjusted in the event of a subdivision, split-up, spin-off or combination in accordance with Section 7(a);

                  (ii) the Redemption Notice delivered by the Company shall be received by the Holder at least ten (10) trading days (but not more than forty
(40) trading days) prior to the date (the "Redemption Date") of redemption;

                (iii) at all times from and after the effective date of the Registration Statement contemplated by the Registration Rights Agreement, the

Exhibit 4.2

Registration  Statement  shall have been effective for sale  thereunder  (except
pursuant  to  suspension  periods   contemplated  by  the  Registration   Rights
Agreement) of not less than the Minimum Number of Shares;

               (iv) the Registration Statement shall be effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) on the date of delivery of the Redemption Notice and on each day from the date of such delivery through the Redemption Date for the sale thereunder of not less than the Minimum Number of Shares;

                (v) on the date of the Redemption Notice, the Company shall have deposited at least seventy percent (70%) of the Redemption Price in an escrow account reasonably satisfactory to the Holder, and shall have notified the Holder in writing that the Company shall have adequate liquidity to pay the Redemption Price on the Redemption Date, and shall not be prohibited under the terms of any financing or other agreements or applicable law from redeeming the Debentures on the Redemption Date; and

                  (vi) no Conversion Deficiency, as defined in Paragraph 9(b), shall have occurred prior to the Redemption Date.

            (b) Company's Obligation To Redeem. Upon a determination by the Holders of more than 50% of the principal amount of Debentures then outstanding, the Holders of the Debentures shall have the right to demand from the Company, upon written notice to the Company at any time after the occurrence of any of the following events, redemption of all Debentures in cash at the Redemption Price pursuant to this Paragraph 6 in the event of the following:

                  (i) the Registration Statement shall not have been declared effective within 180 days after the Closing Date; or

                  (ii) the failure of the Company to comply with a Conversion Notice, other than pursuant to Paragraph 9(b) hereof.

            (c) Redemption Price. The redemption price for the portion of this Debenture being redeemed, except as provided in the Registration Rights Agreement, shall equal 110% of the outstanding principal amount of this Debenture being so redeemed, plus all accrued but unpaid interest and all late payment charges and all other amounts accrued under this Debenture and not previously paid (the "Redemption Price"). The Redemption Price shall be payable in cash in United States Dollars.

            (d) Mechanics of Redemption. If less than all of the Outstanding Amount of Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Company on a pro rata basis. In the event the

Exhibit 4.2

Company shall be required or elects to redeem any part or all of the Outstanding Amount of the Debentures, the Company shall send by either overnight courier or two-day courier (with a copy sent by facsimile) confirmation of such determination or obligation to the record Holders of the Debentures being redeemed (the "Redemption Debentures"), which confirmation shall be included in the Redemption Notice, if the redemption is made pursuant to Paragraph 6(a) above. Such confirmation shall specify the Redemption Date, which shall be (i) no later than seven (7) business days after the receipt by the Company of the notice requiring redemption pursuant to Paragraph 6(b) above, or (ii) at least 20 trading days (but not more than 40 trading days) after receipt by the Holder of the Redemption Notice, as applicable. On the Redemption Date, the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company (but only to the extent that the Company complies with its obligation to pay the Redemption Price therefor); provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are either delivered to the principal office of the Company or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with such Debenture. Thereupon, there shall be promptly issued and delivered to such Holder, within seven (7) business days after the Redemption Date and delivery to the Company of such Debentures, or after receipt of such agreement and indemnification, at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on the books of the Company in the amount of the Redemption Price as calculated as set forth in Paragraph 6(c). If the Company shall not have the funds available to pay the aggregate Redemption Price of all Redemption Debentures, then, without limiting the Company's obligation to redeem all Redemption Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Redemption Debentures then held by each Holder and the Company shall not be permitted to require any further redemption in accordance with Paragraph 6(a).

      Notwithstanding anything to the contrary contained herein, the Holders' rights of conversion pursuant to Paragraph 5 hereof shall not be limited in any manner by the Company's rights of redemption pursuant to this Paragraph 6.

            (e) Failure to Redeem. In the event that the Company fails to redeem any portion of the Outstanding Amount of the Debentures required to be redeemed on any Redemption Date, the Company shall pay, in cash, to each Holder on such Redemption Date, and on the last day of each 30-day period thereafter until the Company redeems such unredeemed portion, an amount equal to two percent (2%) of the unredeemed portion of the Outstanding Amount of the Debentures of such Holder. This amount shall be deemed to be liquidated damages and shall not be credited against the Redemption Price.

Exhibit 4.2

      7.    Stock Splits, Dividends, Reorganizations.
            ------------- ---------- ----------------

            (a) Adjustment for Subdivisions, Combinations, etc. If the Company shall subdivide its outstanding Common Stock, by split-up, spin-off, or otherwise, or combine its outstanding Common Stock, then the Conversion Rate in effect as of the date of such subdivision, split-up, spin-off, or combination shall forthwith be proportionately adjusted.

            (b) Adjustment for Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock (or rights to acquire Common Stock), then and in each such event provision shall be made so that the Holders of Debentures shall receive upon conversion thereof pursuant to Paragraph 5 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities, had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date or Forced Conversion Date, as the case may be, retained such securities, subject to all other adjustments called for during such period under this Paragraph 7 with respect to the rights of the Holders of the Debentures. For purposes of this Paragraph 7(b), the number of shares of Common Stock so receivable upon conversion shall be deemed to be that number which the Holder would have received upon conversion of the entire Outstanding Amount hereof if the Holder Conversion Date or Forced Conversion Date, as the case may be, had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

            (c) Adjustment for Merger, Reorganization; etc. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether in connection with a merger or consolidation, by recapitalization, reclassification, reorganization or otherwise (other than a subdivision, or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 7), then and in each such event each Holder of Debentures shall have the right, for a period of fifteen (15) days following receipt of the Company's notice of such adjustment, to convert such Debentures into the kind of securities receivable by a holder of Common Stock upon such merger, recapitalization, reclassification or other change, all subject to further adjustment as provided herein. In the event a Holder does not elect to convert all of its Debentures during the fifteen-day period described in the preceding sentence, the Company may, in its discretion, elect to redeem all unconverted Debentures of the Holders at a redemption price equal to 120% of the Outstanding Amount of the Debentures being so redeemed,

Exhibit 4.2

plus all late payment charges and all other amounts accrued under the Debentures and not previously paid. Such redemption price shall be payable in cash in United States Dollars. The Company shall make such redemption in accordance with Paragraph 6(d).

            (d) Certificate as to Adjustments. Upon each occurrence of an adjustment pursuant to this Paragraph 7, the Company at its expense shall furnish to each Holder a certificate setting forth (i) in reasonable detail the facts upon which such adjustment is based, and (ii) the number of shares of Common Stock and the amount of other property or securities that after giving effect thereto would be received by the Holder upon conversion of this Debenture.

            (e) Disputes. In the event of a reasonable, good faith dispute between a Holder of Debentures and the Company with respect to the adjustments required by Paragraphs 7(a), (b) or (c), then, at the option of either the Holders of Debentures evidencing 50% or more of the principal indebtedness evidenced by all Debentures held by Holders involved in such dispute or the Company, the dispute shall be submitted to the American Arbitration Association for resolution according to the then applicable rules thereof. The cost of such proceeding shall be borne by the non-prevailing party, except that each party shall bear its own legal and other expenses.

      8. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

      9.    Reservation of Stock Issuable Upon Conversion.
            ----------------------------------------------

            (a)  Reservation  Requirement.  The  Company  has  reserved  and the
Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (provided that in no event shall the number of shares so reserved be less than the Minimum Number of Shares applicable to any Debenture) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends and other distributions. In the event that the number of shares so reserved (either in the aggregate or as to any Debenture) shall be insufficient for issuance upon conversion of the Debentures (without giving effect to an applicable conversion restrictions), or if the Holders of the Debentures would at any time upon conversion thereof be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraphs 5(d) and 9(b) herein, then in either case, upon receipt by the Company of notice from any Holder, the Company shall use its best efforts and all due diligence to increase the number of shares so reserved (without giving effect to any

Exhibit 4.2

applicable conversion restrictions) to cure all such deficiencies (either in the aggregate or as to any Debenture) and, if necessary, to obtain the approval by its shareholders therefor, including the authorization of such additional number of shares of Common Stock as may be required to issue such shares in excess of the number so reserved (either in the aggregate or as to any Debenture) or in excess of such limitation, as the case may be.

            (b) Conversion Deficiency. If, upon receipt of a Conversion Notice, the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to issue Common Stock upon conversion of all or any of the Debentures to be so converted (a "Conversion Deficiency"), any Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available to satisfy such conversion obligations, in cash at the Redemption Price pursuant to Paragraph 6 hereof, without regard to Paragraphs 6(d) or 6(e) hereof. Within three business days of the occurrence of any Conversion Deficiency, the Company shall notify each Holder in writing of such occurrence.

      Within three business days of the receipt of written demand for redemption from any Holder pursuant to this Paragraph 9(b), the Company shall notify each such Holder whether the Company has adequate liquidity to redeem such portion of the Debentures as required by the foregoing paragraph (and, if requested by such Holder, will provide reasonable written support for its position with respect thereto within ten business days of the occurrence of any Conversion Deficiency) and whether such redemption is prohibited under the terms of any financing or other agreements or applicable law.

      In the event that the Company notifies the Holder in writing that the Company has adequate liquidity and is not otherwise restricted from redeeming such portion of this Debenture, then the Company shall pay, in cash, to such Holder within three business days after which a Conversion Deficiency shall have occurred and on the last day of each 30-day period for which a Conversion Deficiency is continuing, an amount equal to one percent (1%) of the amount of such portion of the Debentures which such Holder does not require the Company to redeem, for a maximum of three percent (3%) for such Conversion Deficiency.

      In the event that the Company does not notify the Holder in writing that the Company has adequate liquidity to redeem such portion of the Debentures or that the Company is not otherwise restricted from redeeming such portion of this Debenture, the Company shall pay, in cash, to such Holder within three business days after which a Conversion Deficiency shall have occurred and on the last day of each 30-day period for which a Conversion Deficiency is continuing (or until the Company establishes to the reasonable satisfaction of the Holder that the Company has adequate liquidity to and is not otherwise prohibited from redeeming such Holder's Debentures, in which case the provisions of the foregoing

Exhibit 4.2

paragraph shall govern), two percent (2%) of the amount of such portion of the Debentures which such Holder does not require the Company to redeem.

      10. Other Covenants of the Company.
          -------------------------------

            (a) The Company shall not intentionally take any action which would be reasonably likely to impair the contractual rights and privileges of the Debentures set forth herein or of the Holders thereof.

            (b) The Company shall not incur, create, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Debentures.

            (c) The Company  shall not redeem  (other than pursuant to Paragraph
6), retire, purchase or otherwise acquire, directly or indirectly, Debentures held by any holder unless the Company shall have offered to redeem, retire, purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Debentures held by each other holder of Debentures at the time outstanding upon the same terms and conditions and such offer shall remain open for a period of at least twenty (20) business days.

      11. Holders' Rights if Shares are Delisted or if Trading in Common Stock is Suspended. In the event that at any time on or after the date hereof, trading in the shares of the Company's Common Stock is suspended on the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, for a period of seven consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such Shares are delisted and not relisted within twenty (20) trading days thereafter, then, at a Holder's option, the Company shall redeem such Holder's Debentures on a Redemption Date designated by such Holder, and at the Redemption Price and in accordance with Paragraph 6 hereof.

      12. Limitations on Holder's Obligation to Convert. Notwithstanding anything to the contrary contained herein, no Holder shall be required to convert any part of this Debenture in excess of the portion then convertible into that number of shares of Common Stock specified in the Holder's representation to the Company that, after giving effect to the shares of the Common Stock to be issued pursuant to such Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by the Holder, together with all shares of the Common Stock deemed beneficially owned by the Holder's affiliates" as defined in Rule 144 of the Act, would exceed 4.9% of the total issued and outstanding shares of the Common Stock.

      13. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the

Exhibit 4.2

Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

      14. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

      15. Replacement Debentures. In the event that the Holder notifies the Company that its Debenture has been lost, stolen or destroyed, a replacement Debenture identical in all respects to the original Debenture (except for registration number and Outstanding Amount, if different than that shown on the original Debenture) shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Debenture and provided that the Company is provided a form of Debenture for such replacement purposes.

      16. Limitation on Number of Conversion Shares. In the event that upon conversion of the Debentures the Company would be obligated to issue an aggregate amount of shares of Common Stock which exceeds 19.99% of the number of shares of Common Stock outstanding on the Closing Date (such amount to be proportionately and equitably adjusted from time to time in the event of stock dividends, subdivisions, combinations, reclassifications, capital reorganizations and similar events relating to the Common Stock) (the "Exchange Cap") and such issuance would constitute a breach of the Company's obligations under the rules or regulations of the Nasdaq SmallCap Market or the Nasdaq National Market, as applicable, or any other principal securities exchange or market upon which the Common Stock is or becomes traded, the Company may elect to redeem in accordance with Paragraph 6 only that principal amount of Debentures which, if converted, would result in the issuance of more than the Exchange Cap. The Exchange Cap shall be allocated among the Debentures pro rata based on the total principal amount of Debentures then outstanding.

      17. Defaults. If one or more of the following events hereinafter called "Events of Default") shall occur:

            (a) Any of the representations or warranties made by the Company herein, in the Purchase Agreement, in the Registration Rights Agreement, in any other Transaction Document, or in any certificate or financial statements of the Company furnished

Exhibit 4.2

                  by or on behalf of the Company in connectionwith the execution and delivery of this Debenture, the Purchase Agreement, the Registration Rights Agreement or any other Transaction Document shall be false or (when taken together with other information furnished by or on behalf of the Company, including SEC Documents) misleading in any material respect at the time made; or

            (b) As long as the Holder of this Debenture is Angelo, Gordon & Co. or any of its affiliates, the Company shall fail to perform or observe any covenant or agreement in the Purchase Agreement, the Registration Rights Agreement or any other Transaction Document or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such failure shall continue uncured for a period of twenty (20) business days after notice from the Holder of such failure; or if the Holder of this Debenture is a third party other than Angelo, Gordon & Co. or any of its affiliates, the Company shall fail to perform or observe any material covenant or agreement in the Purchase Agreement, the Registration Rights Agreement or any other Transaction Document or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such failure shall continue uncured for a period of twenty
                  (20) business days after notice from the Holder of such failure; or

            (c) The Company shall fail to make any payments of principal or interest when due under this Debenture or upon redemption of this Debenture when due or fail to issue shares of Common Stock upon conversion of this Debenture (other than in accordance with Section 9(b); or

            (d) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

            (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            (f) Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

Exhibit 4.2


            (g) Any money judgment, writ or warrant of attachment or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of sixty
                  (60) days or in any event later than ten (10) days prior to the date of any proposed sale thereunder; or

            (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt, shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare this Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 6(c).

      18. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

      19. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and a two-thirds-in-interest of the Holders.

      20. Assignment Etc. The Holder may, subject to compliance with the Purchase Agreement, without notice, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $1,000,000 in

Exhibit 4.2

Outstanding Amount or, if less than $1,000,000, the total Outstanding Amount hereof); provided, however, that before the Registration Statement contemplated by the Registration Rights Agreement becomes effective, the Holder will furnish the Company with an opinion of counsel to the effect that such assignment or transfer is exempt from the registration requirements under the Securities Act. Each such assignee or transferee shall have all of the rights and obligations of, the Holder under this Debenture. The Company agrees that, subject to compliance with the Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

      21. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

      22. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other overnight delivery service to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail, when actually received by the party to whom it is addressed. Copies of all notices to the Company shall be sent to Altair International Inc., 230 South Rock Boulevard, Suite 21, Reno, Nevada, 89502, Facsimile No. (702) 857-1920,
Attention: Chief Financial Officer, and to Altair International Inc., 1725 Sheridan Avenue, Suite 140, Cody, Wyoming, 82414, Facsimile No. (307) 587-8357,
Attention: Dr. William P. Long, and to Parr Waddoups Brown Gee & Loveless P.C., 185 South State Street, Suite 1300, Salt Lake City, Utah 84111, Facsimile No.
(801) 532-7750, Attention: Brian G. Lloyd. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

      23. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF. The Company hereby (i)

Exhibit 4.2

irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Debenture and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

Exhibit 4.2

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                          Dated as of: ___________, 1997

                                          ALTAIR INTERNATIONAL INC.

                                          By:__________________________
                                          Name:________________________
                                          Title:_______________________



ATTEST:


----------------------

Exhibit 4.2

                                  EXHIBIT A

                     (To Be Executed by Registered Holder
                        in order to Convert Debenture)

                              CONVERSION NOTICE
                              -----------------
                                     FOR
                                     ---
              5% CONVERTIBLE SUBORDINATED DEBENTURES DUE , 2001
              -------------------------------------------------

The undersigned, as Holder of the 5% Convertible Subordinated Debenture Due _______, 2001 of Altair International Inc. ("Altair"), No. ______, in the outstanding principal amount of U.S.$______________ (the "Debenture"), hereby irrevocably elects to convert U.S.$___________ of the outstanding principal amount of the Debenture and U.S.$___________ of interest accrued but unpaid under the Debenture into shares of the Common Shares, no par value (the "Common Stock"), of Altair according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

      Accompanying this Conversion Notice is a Conversion Rate Computation Schedule setting forth the determination by the undersigned of the number of shares of Common Stock issuable pursuant to this Conversion Notice.

Conversion Information:       NAME OF HOLDER____________________

                                   By:________________________________
                                   Print Name:
                                   Print Title:


                                   Print Address of Holder:

                                   ------------------------------------

                                   ------------------------------------

                                   Issue Common Stock to:______________

                                   at:_________________________________

Exhibit 4.2

                                   ------------------------------------
                                   Date of Conversion

Exhibit 4.2

                     CONVERSION RATE COMPUTATION SCHEDULE


      Conversion Date Market Price (as such term is defined in the Debenture) equal to the lesser of (i) an amount that is equal to ninety-two percent (92%) of the average Market Price for Shares of Common Stock for the five trading days immediately preceding the date of this Conversion Notice, and (ii) an amount (the "Ceiling") that is equal to the lesser of (x) $14.36875 or (y) 110% of the Market Price for Shares of Common Stock on the day immediately preceding the Closing Date (the Ceiling shall increase by an additional $0.50 on each of the second and the third anniversaries of the Closing Date):

            Trading Day                         Market Price
            -----------                         ------------












Conversion Date Market Price
----------------------------

      Average of Market Prices listed above:                _________

            Applicable X% thereof:                          _________%

Principal To Be Converted:
--------------------------

            plus

Interest To Be Converted:                                  $_________
-------------------------

Divided by Conversion Date
  Market Price per above:                                  $_________

Shares of Common Stock to be
  issued on conversion                                      _________

Exhibit 4.2

                                  EXHIBIT B


                           FORCED CONVERSION NOTICE
                           ------------------------
                                     FOR
                                     ---
              5% CONVERTIBLE SUBORDINATED DEBENTURES DUE , 2001
              -------------------------------------------------


The undersigned, an authorized officer of Altair International Inc. (the "Company"), issuer of the 5% Convertible Subordinated Debenture Due _______, 2001 of the Company, No. _______, held by _____________________ (the "Holder")
in the outstanding principal amount of U.S.$_____________ and accrued but unpaid interest thereon in the amount of U.S.$_____________ (the "Debenture"), hereby irrevocably elects to require conversion of U.S. $____________ of the outstanding principal amount of the Debenture and U.S. $____________ of interest, fees and other amounts accrued but unpaid under the Debenture into shares of the Common Shares, no par value (the "Common Stock"), of the Company according to the terms and conditions of the Debenture, on the Forced Conversion Date written below.1 Capitalized terms used in this Forced Conversion Notice and not otherwise defined shall have the meanings ascribed thereto in or by reference in the Debenture.

The undersigned hereby certifies on behalf and in the name of and the Company that all of the conditions set forth in Paragraph 5(a)(ii) of the Debenture have been satisfied.

Accompanying this Forced Conversion Notice is a Computation Schedule completed by the Company setting forth the determination by the Company of the Outstanding Amount of such Debenture, plus fees and other charges and amounts, to be converted. The calculation of the number of shares of Common Stock issuable pursuant to this Forced Conversion Notice shall be made in accordance with the terms of the Debenture.

The Company shall issue and deliver to the Holder share certificates for the Common Stock issuable pursuant to this Forced Conversion Notice. If the Holder desires the shares to be issued in the name of, and delivered to a person other than, the Holder, the Holder should so indicate below and deliver a copy of this Forced Conversion Notice to the Company, 1725 Sheridan Avenue, Suite 140, Cody, Wyoming, 82414, Attention: President, at least two business days prior to the Forced Conversion Date. No fee will be charged to the Holder for this conversion, except for transfer taxes, if any.

--------
1 The Forced Conversion Date shall be at least 10 trading days from the date of delivery of this Forced Conversion Notice.

Exhibit 4.2



                                    ------------------------------
                                    Forced Conversion Date

                                    ALTAIR INTERNATIONAL INC.


                                    By:___________________________
                                       Name:
                                       Title:




                                    Issue Common Stock to:________
                                    ______________________________
                                    At:___________________________
                                    ______________________________

Exhibit 4.2

                     CONVERSION RATE COMPUTATION SCHEDULE


      Conversion Date Market Price (as such term is defined in the Debenture) equal to the lesser of (i) an amount that is equal to ninety-two percent (92%) of the average Market Price for Shares of Common Stock for the five trading days immediately preceding the date of this Conversion Notice, and (ii) an amount (the "Ceiling") that is equal to the lesser of (x) $14.36875 or (y) 110% of the Market Price for Shares of Common Stock on the day immediately preceding the Closing Date (the Ceiling shall increase by an additional $0.50 on each of the second and the third anniversaries of the Closing Date):

            Trading Day                         Market Price
            -----------                         ------------









Conversion Date Market Price:
-----------------------------

      Average of Market Prices listed above:                _________

            Applicable X% thereof:                          _________%

Principal To Be Converted:
--------------------------

            plus

Interest To Be Converted:                                  $_________
-------------------------

Divided by Conversion Date
  Market Price per above:                                  $_________

Shares of Common Stock to be
  issued on conversion                                      _________